Exhibit 99.2

ADIT EDTECH ACQUISITION CORP.

BALANCE SHEET

January 14, 2021

	January 14, 2021	Pro Forma Adjustments			As Adjusted
		(unaudited)			(unaudited)
Assets:
Current asset - cash	$1,317,461	$—			$1,317,461

Total current assets	1,317,461	—			1,317,461
Cash held in trust account	240,000,000	36,000,000	(a	)	276,000,000
		720,000	(b	)
		(720,000)	(c	)

Total Assets	$241,317,461	$36,000,000			$277,317,461

Liabilities and Stockholders’ Equity
Accrued offering costs and expenses	$10,300	—			$10,300
Due to related party	18,773	—			18,773
Promissory note - related party	150,000	—			150,000

Total current liabilities	179,073	—			179,073
Deferred underwriting discount	8,400,000	1,260,000	(d	)	9,660,000

Total Liabilities	8,579,073	1,260,000			9,839,073

Commitments and Contingencies
Common stock subject to possible redemption, 22,773,838 and 26,247,838 shares at redemption value, respectively	227,738,380	34,740,000	(e	)	262,478,380
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—			—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 8,126,162 and 8,252,162 shares issued and outstanding (excluding 22,773,838 and 26,247,838 shares subject to possible redemption, respectively)	813	360	(a	)	826
		(347)	(e	)
Additional paid-in capital	4,999,721	35,999,640	(a	)	4,999,708
		720,000	(b	)
		(720,000)	(c	)
		(1,260,000)	(d	)
		(34,739,653)	(e	)
Accumulated deficit	(526)	—			(526)

Total Stockholders’ Equity	5,000,008	—			5,000,008

Total Liabilities and Stockholders’ Equity	$241,317,461	$36,000,000			$277,317,461

The accompanying notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Adit EdTech Acquisition Corp. (the “Company”) as of January 14, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on January 19, 2021 as described below.

The Company consummated its initial public offering (the “IPO”) of 24,000,000 units (the “Units”). Each Unit consists of one share of common stock, $0.0001 par value per share and one-half of one warrant to purchase one share of common stock. Each whole warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $240,000,000. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 3,600,000 additional Units to cover over-allotments, if any. On January 19, 2021, the Underwriters exercised the over-allotment option in full to purchase 3,600,000 Units (the “Over-Allotment Units”), generating an aggregate of gross proceeds of $36,000,000, and incurred $720,000 in deferred underwriting fees.

Simultaneously with the closing of the exercise of the overallotment option, the Company completed the private sale (the “Private Placement”) of an aggregate of 720,000 private placement warrants (the “Private Placement Warrants”) to Adit EdTech Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds of $720,000.

Upon closing of the IPO, the Private Placement, and the sale of the Over-Allotment Units, a total of $276,000,000 ($10.00 per Unit) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option and the sale of the Private Placement Warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$36,000,000
	Common stock		$360
	Additional paid-in capital		$35,999,640
	To record sale of 3,600,000 Overallotment Units at $10.00 per Unit
(b)	Cash held in trust account	$720,000
	Additional paid-in capital		$720,000
	To record sale of 720,000 Private Placement Warrants at $1.00 per Private Placement Warrant
(c)	Additional paid-in capital	$720,000
	Cash held in trust account		$720,000
	To record payment of cash underwriting fee
(d)	Additional paid-in capital	$1,260,000
	Deferred underwriting discount		$1,260,000
	To record additional deferred underwriting fee on overallotment option
(e)	Common stock	$347
	Additional paid-in capital	$34,739,653
	Common stock subject to possible redemption		$34,740,000
	To record common stock out of permanent equity into mezzanine redeemable stock